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Exhibit 99.1

        News Release

Media Contact	Investor Relations
Michael Berman Sabre Holdings Corp. 682-605-2397	Karen Fugate Sabre Holdings Corp. 682-605-2343

Sabre Holdings Announces New Airline Participation Level;
Long-Term Commitment to Premium GDS Level
US Airways to Provide All Web Fares to Agents, Online and Offline

        SOUTHLAKE, Texas, Oct. 21, 2002—Sabre Holdings Corporation (NYSE:TSG) today announced a new multi-year offering for airlines in its Participating Carrier Agreement, which covers the distribution of airline content through Sabre's global distribution system (GDS). The new Direct Connect Availability (DCA) Three-Year Option guarantees Sabre Holdings access to all published fares, promotions, and services of a participating airline, and commits the carrier to a three-year term at the highest level of participation in the GDS, in exchange for an established booking fee rate. All content will be made available through all Sabre connected channels, both online and offline.

        US Airways has partnered with Sabre for the DCA Three-Year Option. Beginning today, Sabre-connected travel agents, offline and online, can book all US Airways' content, including Web fares, through the Sabre GDS, and will enjoy the benefits of US Airways' commitment to making all US Airways' fares available to Sabre users, as well as access to other products and services.

        "We applaud US Airways' move to reduce fare confusion in the marketplace, and we are extending that same opportunity to other airlines," said Eric Speck, chief marketing officer, Sabre Holdings Corporation. "Our three-year option gives us a long-term commitment for full support from our airline suppliers and in turn, we provide carriers with price certainty for the most cost effective electronic means available to distribute fares and content to travel agents, online and offline."

        The three-year option is available to all airlines with U.S. points of sale. Current agreements typically cover only 30-day terms. In the Sabre GDS, DCA is the highest of six different connectivity levels. The levels provide airlines with a wide range of services to market and sell their flight and fare information to approximately 60,000 travel agents around the world.

        Through the DCA Three-Year Option, the airline agrees to provide all published fares with the exception of opaque fares (those where the supplier's identity is not disclosed until after the sale). This includes all fares that the airline sells through any third-party Web site and through their own Web site and reservation offices. Additionally, the airline agrees to provide equal opportunities for Sabre-connected agents to have access to promotions that the airline may make available through other channels, including competing reservation systems and third-party Web sites.

        The company anticipates that the DCA Three-Year Option will increase the number of reservations through the GDS, as assured access to all fares, services and promotions decreases the need to search supplier direct and other alternative channels.

        In exchange for the benefits to Sabre, the participating airline will receive a reduction to its booking fee for DCA of approximately 10 percent, which represents an average of $0.40 per booking. The booking fee rate will be guaranteed for three years, as will the fee for cancellations.

        "As the Internet has evolved from a niche marketing tool to a mainline distribution channel, travel agencies and corporate travelers have become frustrated with the discrepancies among the various fares airlines offer online versus more traditional distribution methods," said B. Ben Baldanza, US Airways senior vice president marketing and planning. "We are joining with Sabre to respond to these concerns by eliminating the barriers and making Web Fares available via all Sabre channels. This move will allow US Airways to better manage distribution costs over the term of the agreement."

DCA Level Benefits for Airlines, Travel Agents

        Through the Direct Connect Availability level, airlines can offer agents seamless, "real-time" access to their inventory during the availability process. The airline also receive several benefits, including interactively displaying their complete inventory down to the last seat available in real time, eliminating the probability of any lost sales. In addition, airline content is easily integrated with the airlines yield management systems to maximize revenue potential.

        The airline participating in the DCA level also provides benefits to travel agents. This includes providing agents with access to the airlines' accurate and complete available inventory down to the last seat available during the shopping process, and automatically showing content on the Sabre display without any need for agents to do additional keystrokes.

        "The efficiencies of having a single source that provides complete fare access at the agent's desktop are a great benefit to our agency operations. This ensures that we are providing a better service to our customers by knowing that we have offered them with a choice from all available fares," said Thom Nulty, President and COO, Navigant International.

SABRE HOLDINGS DCA THREE-YEAR OPTION FACTS

DCA Three-Year Option Defined

        The Direct Connect Availability (DCA) Three-Year Option, a new option for airlines with U.S. points of sale, guarantees Sabre Holdings a three-year commitment from the airline to the highest level of participation in Sabre. These commitments are typically done on a 30-day basis. As part of the program, the airline commits to providing all of its content to Sabre, enabling travel agents, and ultimately travelers, to view and book all published fares, as well as participate in the services and promotions that the airline offers through its direct and indirect sales channels. In exchange, the airline receives a reduced booking fee rate from Sabre that is guaranteed for three years.

How it Works:

  •
  Airlines with U.S. points of sale agree to commit to the highest level of participation in Sabre (DCA level) for three years.

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  The participating airline provides all published fares (except opaque fares), including Web fares, promotions and services, through the Sabre system to its Sabre-connected travel agents, online and offline.

  •
  The airline agrees to make available a variety of services and promotions such as providing the same commissions as paid to travel agents who use other GDS systems or Web sites, including the airline's Web site. The airline will also furnish the same customer perks and amenities to passengers booked by Sabre-connected agents as those afforded travel agents who use other GDS systems or Web sites, including Orbitz. These include priority waitlist, advance check-in capabilities, special consideration for waiving low fare ticket conditions or restrictions, and an equal opportunity for Sabre users, offline and online, to participate in special promotions, such as frequent flyer bonus mileage programs.

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  Sabre provides the participating airline with a reduction to its booking fee for DCA of approximately 10 percent, which represents a reduction of $0.40 per booking.

  •
  Sabre guarantees the DCA booking fee rate, including the fee for cancellations ($0.14), for three years.

Airline Benefits

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  Long-term reduction in distribution costs

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  Price certainty in booking fees at DCA level

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  Eliminates fare confusion for both corporate and leisure travelers

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  Increases sales opportunities

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  Seamless implementation: no technology development work required

Travel Agent Benefits

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  An ability to book with confidence due to full content and service parity with airline-owned Web sites, reservation offices and third-party online travel sites

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  Ability to view and book all airline fares (except opaque fares), and equally participate in airline promotions and services

Sabre Holdings Benefits

  •
  Guaranteed revenue stream at highest level in Sabre for three years

  •
  Increased GDS bookings

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  Provides for longer-term viability and stability of the distribution model

About Sabre Holdings Corporation

        Sabre Holdings, an S&P 500 company, is the leading provider of technology, distribution and marketing services for the travel industry. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 7,000 employees in 45 countries. Sabre reported 2001 revenues of $2.1 billion. Sabre owns Travelocity.com, the most popular travel site on the Web, and GetThere, the world's leading provider of Web-based travel reservation systems for corporations and travel suppliers. Sabre is traded on the New York Stock Exchange (NYSE: TSG). More information about Sabre is available at http://www.sabre.com/.

        Statements in this release which are not purely historical facts, including statements about airlines' acceptance of the new participation level, the effect on the number of reservations made through Sabre, the effect on revenue, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre on the date this release was issued. Sabre undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: airlines limiting their participation in travel marketing and distribution services; and Sabre's revenues being highly dependent on the travel and transportation industries. Sabre may not succeed in addressing these and other risks. Further information regarding factors that could affect Sabre's financial and other results can be found in the risk factors section of Sabre's most recent filing on Form 10-Q with the Securities and Exchange Commission.

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Sabre Holdings Announces New Airline Participation Level; Long-Term Commitment to Premium GDS Level US Airways to Provide All Web Fares to Agents, Online and Offline
SABRE HOLDINGS DCA THREE-YEAR OPTION FACTS